Exhibit 99.2

[Abington Bancorp, Inc. Logo]

PROXY GRAM

PLEASE VOTE TODAY...

We recently sent you a proxy statement and related materials regarding a proposal to convert Abington Mutual Holding Company to stock form and reorganize Abington Bank as a subsidiary of a newly-formed stock holding company.

Your vote on the Plan of Conversion and Reorganization has not yet been received.

Voting for the conversion does not obligate you to purchase stock and will not affect your accounts at Abington Bank or your FDIC insurance.

Not Returning Your Proxy Card(s) has the Same Effect as Voting “Against” the Conversion.

Your Board of Directors Unanimously Recommends a Vote “FOR” the Conversion.

Your Vote Is Important To Us!

Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,

Robert W. White
Chairman, President & CEO

If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.
For further information, call (215) XXX-XXXX.

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY ABINGTON BANCORP, INC., ABINGTON BANK, ABINGTON MUTUAL HOLDING COMPANY, ABINGTON COMMUNITY BANCORP, INC., THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

[Abington Bancorp, Inc. Logo]

PLEASE VOTE TODAY...

We recently sent you a proxy statement and related materials regarding a proposal to convert Abington Mutual Holding Company to stock form and reorganize Abington Bank as a subsidiary of a newly-formed stock holding company.

Your vote on the Plan of Conversion and Reorganization has not yet been received.

Voting for the conversion does not obligate you to purchase stock and will not affect your accounts or loans at Abington Bank or your FDIC insurance.

Not returning your proxy cards has the same effect as voting “against” the conversion.

Your Board of Directors unanimously recommends a vote “FOR” the conversion.

Our Reasons for the Corporate Change

- To continue geographic expansion of our market presence by opening additional de novo branches or through acquisitions
- To continue to pay dividends to shareholders
- To continue to fund new commercial real estate, multi-family residential, home equity, construction and traditional residential mortgage loans
- To increase “core deposits”

Your Vote Is Important To Us!

Please vote and sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to vote, sign and return all cards you received.

Thank you,

Robert W. White
Chairman, President & CEO

If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.
For further information, call (215) XXX-XXXX.

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY ABINGTON BANCORP, INC., ABINGTON BANK, ABINGTON MUTUAL HOLDING COMPANY, ABINGTON COMMUNITY BANCORP, INC., THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

(Stockholder Letter REGISTERED HOLDERS – Letter 1- Abington Bancorp, Inc. letterhead)

_____ XX, 2007

Dear Shareholder:

We are pleased to announce that Abington Mutual Holding Company is converting to stock form and Abington Bank is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In conjunction with the conversion, Abington Bancorp, Inc. will serve as the new holding company for Abington Bank and is offering shares of common stock in a subscription and community offering to certain depositors of Abington Bank, to Abington Bank’s Employee Stock Ownership Plan and to members of the general public in accordance with Abington Mutual Holding Company’s Plan of Conversion and Reorganization.

To accomplish the conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and Reorganization and your voting. The Plan of Conversion and Reorganization has been approved by the Office of Thrift Supervision (“OTS”) and now must be approved by you. OTS approval does not constitute a recommendation or endorsement. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy material, is your proxy card. This proxy card should be signed and returned to us prior to the special meeting of shareholders on ________ XX, 2007 at XX:00 p.m. Eastern time. Please take a moment to sign the enclosed proxy card TODAY and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION AND REORGANIZATION.

We have enclosed the following materials which will help you learn more about investing in Abington Bancorp, Inc.’s common stock. Please read and review the materials carefully before making an investment decision.

➢	PROXY STATEMENT AND PROSPECTUS: These documents provide detailed information about our operations and the proposed conversion and reorganization.

We are inviting our customers and community members to become charter shareholders of Abington Bancorp, Inc. Through this offering, you have the opportunity to buy additional stock directly from Abington Bancorp, Inc. without paying a commission or fee.

As a current shareholder of Abington Community Bancorp, Inc. your shares will be exchanged for between 1.46073 and 2.27273 shares of Abington Bancorp, Inc. stock depending upon where we close in the offering range. You will receive a transmittal form with instructions for the surrender of your stock certificates after the offering is completed.

Should you have additional questions regarding the conversion or the stock offering, please call us at (215) XXX-XXXX. Stock Information Center hours are 9:00 a.m. to 4:00 p.m. Monday through Thursday and 9:00 a.m. to 12:00 p.m. on Friday, or stop by the Stock Information Center located at 273 Keswick Avenue, Glenside, PA 19038.

Sincerely,

Robert W. White
Chairman, President & CEO

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY ABINGTON BANCORP, INC., ABINGTON BANK, ABINGTON MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Stock Ownership Guide:

Stock Information Center	(215) xxx-xxxx	Hours of Operation:
273 Keswick Avenue		Monday - Thursday: 9:00 a.m. to 4:00 p.m.
Glenside, PA 19038		Friday: 9:00 a.m. to 12:00 p.m.

Individual - The stock is to be registered in an individual’s name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Individual Retirement Account - Individual retirement account (“IRA”) holders may make stock purchases from their deposits through a prearranged “trustee-to-trustee” transfer. Stock may only be held in a self-directed IRA. IRAs at Abington Bank are not self-directed. Please contact your broker or self-directed IRA provider as quickly as possible to explore this option. Establishing a self-directed IRA and completing a “trustee-to-trustee” transfer can frequently require several days’ time.

Registration for IRAs:	On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE.
On Name Line 2 - FBO (for benefit of) YOUR NAME IRA a/c#.
Address will be that of the broker/trust department to where the stock certificate will be sent.
The social security/tax I.D. number(s) will be either yours or your trustees, as they direct.
Please list your phone numbers.

Uniform Gift and Transfer To Minors Acts - For residents of Pennsylvania and most other states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfer to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual state. For either form of ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the minor, with the abbreviation followed by the notation UTMA-PA or UGMA-Other State. Print the first name, middle initial and last name of the custodian on the second name line followed by abbreviation “CUST.” List only the minor’s social security number.

Partnership/Corporation - Corporations/partnerships may purchase stock. Please provide the corporation/partnership’s legal name and Tax I.D. number. To have depositor rights, the corporation/partnership must have an account in its legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Trust - Generally, fiduciary relationships (such as trusts, estates, guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

(See reverse side for Stock Order Form Instructions)

_____ XX, 2007

Dear Friend:

We are pleased to announce that Abington Mutual Holding Company is converting to stock form and Abington Bank is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In conjunction with the conversion, Abington Bancorp, Inc. will serve as the new holding company for Abington Bank and is offering shares of common stock in a subscription and community offering to certain depositors of Abington Bank, to Abington Bank’s Employee Stock Ownership Plan and to members of the general public in accordance with Abington Mutual Holding Company’s Plan of Conversion and Reorganization.

Because we believe you may be interested in learning more about Abington Bancorp, Inc. common stock as a potential investment, we are sending you the following materials that describe the stock offering. Please read these materials carefully before you submit a Stock Order and Certification Form.

➢	PROSPECTUS: This document provides detailed information about our operations and the proposed stock offering.

➢

STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 noon Eastern time, on _______ XX, 2007.

Should you have additional questions regarding the conversion or the stock offering, please call us at (215) XXX-XXXX. Stock Information Center hours are 9:00 a.m. to 4:00 p.m. Monday through Thursday and 9:00 a.m. to 12:00 p.m. on Friday, or stop by the Stock Information Center located at 273 Keswick Avenue, Glenside, PA 19038.

We are pleased to offer you this opportunity to become a stockholder of Abington Bancorp, Inc.

Sincerely,

Robert W. White
Chairman, President & CEO

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY ABINGTON BANCORP, INC., ABINGTON BANK, ABINGTON MUTUAL HOLDING COMPANY, ABINGTON COMMUNITY BANCORP, INC., THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

_____ XX, 2007

Dear Depositor:

We are pleased to announce that Abington Mutual Holding Company is converting to stock form and Abington Bank is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In conjunction with the conversion, Abington Bancorp, Inc. will serve as the new holding company for Abington Bank and is offering shares of common stock in a subscription and community offering to certain depositors of Abington Bank, to Abington Bank’s Employee Stock Ownership Plan and to members of the general public in accordance with Abington Mutual Holding Company’s Plan of Conversion and Reorganization.

To accomplish the conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and Reorganization and your voting and subscription rights. The Plan of Conversion and Reorganization has been approved by the Office of Thrift Supervision (“OTS”) and now must be approved by you. OTS approval does not constitute a recommendation or endorsement. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy material, is your proxy card. This proxy card should be signed and returned to us prior to the special meeting of depositors on _______ XX, 2007 at XX:00 p.m. Eastern time. Please take a moment to sign the enclosed proxy card TODAY and return it to us in the postage-paid envelope provided.

FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION AND REORGANIZATION.

Our Board of Directors believes that the conversion is in the best interests of our members and the existing public stockholders. Please remember:

➢	Your deposit accounts at Abington Bank will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation (the “FDIC”).

➢	There will be no change in the balance, interest rate or maturity of any deposit or loan accounts because of the conversion.

➢	You have a right, but no obligation, to buy stock before it is offered to the general public.

➢	Like all stock, stock issued in this offering will not be insured by the FDIC.

Enclosed are materials describing the stock offering, including a Prospectus. We urge you to read the Prospectus carefully before submitting your Stock Order and Certification Form. If you are interested in purchasing common stock, we must receive your Stock Order and Certification Form and payment prior to 12:00 noon Eastern time, on ______ XX, 2007.

Should you have additional questions regarding the conversion or the stock offering, please call us at (215) XXX-XXXX. Stock Information Center hours are 9:00 a.m. to 4:00 p.m. Monday through Thursday and 9:00 a.m. to 12:00 p.m. on Friday, or stop by the Stock Information Center located at 273 Keswick Avenue, Glenside, PA 19038.

Sincerely,

Robert W. White
Chairman, President & CEO

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY ABINGTON BANCORP, INC., ABINGTON BANK, ABINGTON MUTUAL HOLDING COMPANY, ABINGTON COMMUNITY BANCORP, INC., THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

(Stockholder Letter STREET HOLDERS for PROXY mailing -letter 2- Abington Bancorp, Inc. letterhead)

_____ XX, 2007

Dear Shareholder:

We are pleased to announce that Abington Mutual Holding Company is converting to stock form and Abington Bank is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In conjunction with the conversion, Abington Bancorp, Inc. will serve as the new holding company for Abington Bank and is offering shares of common stock in a subscription and community offering to certain depositors of Abington Bank, to Abington Bank’s Employee Stock Ownership Plan and to members of the general public in accordance with Abington Mutual Holding Company’s Plan of Conversion and Reorganization.

To accomplish the conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and Reorganization and your voting. The Plan of Conversion and Reorganization has been approved by the Office of Thrift Supervision (“OTS”) and now must be approved by you. OTS approval does not constitute a recommendation or endorsement. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy material, is your proxy card. This proxy card should be signed and returned to us prior to the special meeting of shareholders on ________ XX, 2007 at XX:00 p.m. Eastern time. Please take a moment to sign the enclosed proxy card TODAY and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION AND REORGANIZATION.

We have enclosed the following materials which will help you learn more about investing in Abington Bancorp, Inc.’s common stock. Please read and review the materials carefully before making an investment decision.

➢	PROXY STATEMENT AND PROSPECTUS: These documents provide detailed information about our operations and the proposed stock offering.

We are inviting our customers and community members to become charter shareholders of Abington Bancorp, Inc. Through this offering, you have the opportunity to buy additional stock directly from Abington Bancorp, Inc. without paying a commission or fee.

As a current shareholder of Abington Community Bancorp, Inc. your shares will be exchanged for between 1.46073 and 2.27273 shares of Abington Bancorp, Inc. stock depending upon where we close in the offering range. Since you own your shares in “street name”, the exchange will occur automatically; you do not need to take any action.

Should you have additional questions regarding the conversion or the stock offering, please call us at (215) XXX-XXXX. Stock Information Center hours are 9:00 a.m. to 4:00 p.m. Monday through Thursday and 9:00 a.m. to 12:00 p.m. on Friday, or stop by the Stock Information Center located at 273 Keswick Avenue, Glenside, PA 19038.

Sincerely,

Robert W. White
Chairman, President & CEO

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY ABINGTON BANCORP, INC., ABINGTON BANK, ABINGTON MUTUAL HOLDING COMPANY, ABINGTON COMMUNITY BANCORP, INC., THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

(Stockholder Letter Street holders for ORDER FORM MAILING – letter 3 - Abington Bancorp, Inc. Letterhead)

_____ XX, 2007

Dear Shareholder:

Under separate cover, we forwarded information to you regarding the Plan of Conversion and Reorganization of Abington Bank and Abington Mutual Holding Company and the concurrent offering of common stock of Abington Bancorp, Inc.

As a result of certain requirements, we could not forward a Stock Order and Certification Form with the other packet of materials. It is enclosed herein along with a copy of the prospectus.

The deadline for ordering Abington Bancorp, Inc. common stock is 12:00 noon, Eastern time, on _______ XX, 2007.

Should you have additional questions regarding the conversion or the stock offering, please call us at (215) XXX-XXXX. Stock Information Center hours are 9:00 a.m. to 4:00 p.m. Monday through Thursday and 9:00 a.m. to 12:00 p.m. on Friday, or stop by the Stock Information Center located at 273 Keswick Avenue, Glenside, PA 19038.

Sincerely,

Robert W. White
Chairman, President & CEO

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY ABINGTON BANCORP, INC., ABINGTON BANK, ABINGTON MUTUAL HOLDING COMPANY, ABINGTON COMMUNITY BANCORP, INC., THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

To Depositors and Friends of Abington Bank

Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc., is assisting Abington Bancorp, Inc., the proposed holding company for Abington Bank, in offering shares of its common stock in a subscription and community offering pursuant to its Plan of Conversion and Reorganization.

At the request of Abington Bancorp, Inc., we are enclosing materials explaining this process and your options, including an opportunity to invest in the shares of Abington Bancorp, Inc. common stock being offered to certain depositors of Abington Bank and other persons until 12:00 noon, Eastern time, on ______ XX, 2007. Please read the enclosed offering materials carefully, including the prospectus, for a complete description of the stock offering. Abington Bancorp, Inc. has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

Should you have additional questions regarding the conversion or the stock offering, please call us at (215) XXX-XXXX. Stock Information Center hours are 9:00 a.m. to 4:00 p.m. Monday through Thursday and 9:00 a.m. to 12:00 p.m. on Friday, or stop by the Stock Information Center located at 273 Keswick Avenue, Glenside, PA 19038.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY ABINGTON BANCORP, INC., ABINGTON BANK, ABINGTON MUTUAL HOLDING COMPANY, ABINGTON COMMUNITY BANCORP, INC., THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

_____ XX, 2007

Dear Prospective Investor:

We are pleased to announce that Abington Mutual Holding Company is converting to stock form and Abington Bank is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In conjunction with the conversion, Abington Bancorp, Inc. will serve as the new holding company for Abington Bank and is offering shares of common stock in a subscription and community offering to certain depositors of Abington Bank, to Abington Bank’s Employee Stock Ownership Plan and to members of the general public in accordance with Abington Mutual Holding Company’s Plan of Conversion and Reorganization.

We have enclosed the following materials that will help you learn more about our stock offering. Please read and review the materials carefully before you submit a Stock Order and Certification Form.

➢	PROSPECTUS: This document provides detailed information about our operations and the proposed stock offering.

➢

STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 noon, Eastern time, on _______ XX, 2007.

We invite our customers, local community members, and the general public to become shareholders of Abington Bancorp, Inc. Through this offering, you have the opportunity to buy stock directly from Abington Bancorp, Inc., without paying a commission or fee.

Should you have additional questions regarding the conversion or the stock offering, please call us at (215) XXX-XXXX. Stock Information Center hours are 9:00 a.m. to 4:00 p.m. Monday through Thursday and 9:00 a.m. to 12:00 p.m. on Friday, or stop by the Stock Information Center located at 273 Keswick Avenue, Glenside, PA 19038.

Sincerely,

Robert W. White
Chairman, President & CEO

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY ABINGTON BANCORP, INC., ABINGTON BANK, ABINGTON MUTUAL HOLDING COMPANY, ABINGTON COMMUNITY BANCORP, INC., THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS..

{logo} Abington Bancorp, Inc.

_____ XX, 2007

Dear Valued Depositor of Abington Bank:

We recently forwarded you a proxy statement and related materials regarding a proposal to convert Abington Bank from the mutual holding company to the stock holding company form of organization. This conversion will allow us to operate in essentially the same manner as we currently operate, but will provide us with the flexibility to add capital, continue to grow and expand the bank, add new products and services, and increase our lending capability.

As of today, your vote on our Plan of Conversion has not yet been received. Your Board of Directors unanimously recommends a vote “FOR” the conversion. If you mailed your proxy, please accept our thanks and disregard this request.

We would sincerely appreciate your signing the enclosed proxy card and returning it promptly in the enclosed postage-paid envelope or dropping it off at your Abington Bank branch. Our meeting on ________ XX, 2007 is fast approaching and we’d like to receive your vote as soon as possible.

Voting FOR the conversion does not affect the terms or insurance of your accounts. For further information, please call our Stock Information Center at (215X) XXX-XXXX.

Best regards and thank you,

Robert W. White
Chairman, President & CEO

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY ABINGTON BANCORP, INC., ABINGTON BANK, ABINGTON MUTUAL HOLDING COMPANY, ABINGTON COMMUNITY BANCORP, INC., THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

The Board of Directors of Abington Bank, Abington Community Bancorp, Inc. and Abington Mutual Holding Company (the “MHC”) adopted a Plan of Conversion and Reorganization (the “Plan”) to convert the MHC to stock form and reorganize Abington Bank as a wholly-owned subsidiary of a newly-formed corporation named Abington Bancorp, Inc. (the “Conversion”).

This brochure answers some of the most frequently asked questions about the Plan and about your opportunity to invest in Abington Bancorp, Inc.

Investment in the shares of common stock involves certain risks. For a discussion of these risks, other factors and a complete description of the stock offering, investors are urged to read the accompanying Prospectus, especially the discussion under the heading “Risk Factors.”

WHY IS ABINGTON MUTUAL HOLDING COMPANY CONVERTING TO THE STOCK HOLDING COMPANY STRUCTURE?

• The additional funds resulting from the offering will support continued growth and expansion as well as provide increased lending capability.

•     We believe that our current mutual holding company structure has limited our opportunities to acquire other institutions because we cannot now issue stock in an acquisition in an amount that would cause Abington Mutual Holding Company to own less than a majority of the outstanding shares of Abington Community Bancorp. We expect that our conversion will facilitate our ability to acquire other institutions in the future by eliminating this requirement of majority ownership by our mutual holding company. Currently, we have no plans, agreements or understandings regarding any merger or acquisition transactions.

• The conversion will increase the number of outstanding shares held by public shareholders and we expect our stock to have greater liquidity.

WILL THE PLAN AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS?

No. The Plan will not affect the balance or terms of any savings account or loan, and your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the maximum legal limit. Your savings account is not being converted to stock.

WHO IS ELIGIBLE TO PURCHASE STOCK IN THE SUBSCRIPTION OFFERING AND DIRECT COMMUNITY OFFERING?

Certain depositors of Abington Bank as of certain dates, the Bank’s Employee Stock Ownership Plan and certain members of the general public subject to the priorities described in the Prospectus.

HOW MANY SHARES OF STOCK ARE BEING OFFERED AND AT WHAT PRICE?

Abington Bancorp, Inc. is offering up to 17,250,000 shares of common stock, subject to adjustment up to 19,837,500 shares, at a price of $10.00 per share.

I AM AN EXISTING STOCKHOLDER. HOW WILL MY STOCK BE TREATED?

The outstanding public shares of common stock will be exchanged for shares of common stock of the new company. Depending upon how many shares are sold in the offering, each public share of common stock will be converted into 1.46073 to 2.27273 shares of the new company’s common stock.

HOW MANY SHARES MAY I BUY?

The minimum order is 25 shares. No person may purchase more than 50,000 shares of common stock. No person with associates or persons acting in concert may purchase more than 100,000 shares of common stock sold in the offering.

DO DEPOSITORS HAVE TO BUY SHARES OF STOCK?

No. However, if a depositor of the Bank is also a current public shareholder, his or her existing shares of stock will be converted automatically into shares of the new company’s common stock.

HOW DO I ORDER SHARES?

You must complete the enclosed Stock Order and Certification Form. Instructions for completing your Stock Order and Certification Form are contained in this packet. Your order must be received by 12:00 p.m. noon, Eastern time on _______ XX, 2007.

HOW MAY I PAY FOR MY SHARES?

First, you may pay by check, cash or money order. Interest will be paid by Abington Bank on these funds at the current passbook savings rate from the day the funds are received until the completion or termination of the Conversion. Second, you may authorize us to withdraw funds from your Abington Bank account or certificate of deposit for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the Conversion. Abington Bank will waive any early withdrawal penalties on certificate of deposit accounts used to purchase stock.

CAN I PURCHASE SHARES USING FUNDS IN MY ABINGTON BANK IRA ACCOUNT?

Federal regulations do not permit the purchase of common stock in connection with the stock issuance from your existing Abington Bank IRA account. In order to utilize the funds in your Abington Bank IRA account for the purchase of Abington Bancorp, Inc. common stock, you must execute a trustee-to-trustee with a self-directed IRA provider. Please contact your broker or self-directed IRA provider as soon as possible if you want to explore this option.

WILL THE STOCK BE INSURED?

No. Like any other stock, Abington Bancorp, Inc.’s shares of common stock will not be insured.

WILL DIVIDENDS BE PAID ON THE STOCK?

After the conversion, Abington Bancorp, Inc. intends to pay a regular dividend; however, there can be no assurance as to the precise amount or frequency of the dividend. The payment of a dividend will depend on a number of factors including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, industry standards, and general economic conditions. No assurance can be given that we will pay dividends in the future.

HOW WILL THE STOCK BE TRADED?

We have applied for approval from Nasdaq to have Abington Bancorp, Inc.’s common stock quoted on the Nasdaq Global Select Market under the symbol “ABBC.”

MUST I PAY A COMMISSION?

No. You will not be charged a commission or fee on the purchase of shares of common stock in the Conversion.

SHOULD I VOTE?

Yes. Your vote is very important! We recommend a vote “FOR” the Plan. A failure to vote has the same effect as a vote against the Plan. Also, voting for the Plan does not obligate you to buy stock in the Conversion.

PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS AT YOUR EARLIEST CONVENIENCE!

WHY DID I GET SEVERAL PROXY CARDS?

If you have more than one account, you could receive more than one proxy card for the Bank’s Special Meeting of Depositors, depending on the ownership structure of your accounts. If you own shares of common stock of Abington Community Bancorp, Inc. in more than one account, you could receive more than one proxy card for the Special Meeting of Shareholders.

HOW MANY VOTES DO I HAVE?

Your proxy card(s) show(s) the number of votes you have. Every depositor of the Abington Bank entitled to vote may cast one vote for each $100, or fraction thereof, on deposit at Abington Bank as of the voting record date, up to a maximum of 1,000 votes. Each stockholder will also be entitled to cast one vote for each share held as of the voting record date.

MAY I VOTE IN PERSON AT THE SPECIAL MEETING OF MEMBERS AND/OR THE MEETING OF STOCKHOLDERS?

Yes, but we would still like you to sign and mail your proxy today. If you decide to revoke your proxy you may do so by giving notice at the appropriate meeting.

FOR ADDITIONAL INFORMATION, YOU MAY CALL OUR STOCK INFORMATION CENTER.

STOCK INFORMATION CENTER

(215) XXX-XXXX

273 Keswick Avenue

Glenside, PA 19038

Hours:

Monday – Thursday: 9:00 a.m. – 4:00 p.m.

Friday: 9:00 a.m. – 12:00 p.m.

QUESTIONS & ANSWERS

(LOGO)

Abington Bancorp, Inc.

Proposed Holding Company

for Abington Bank

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY ABINGTON BANCORP, INC., ABINGTON BANK, ABINGTON MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.